As filed with the Securities and Exchange Commission on February 11, 2003

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________

FIRST COMMUNITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Texas	76-0676739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14200 Gulf Freeway
Houston, Texas 77034
(281) 996-1000
(Address of principal executive offices)

First Community Capital Corporation 1996 Stock Option Plan
(Full title of Plan)

Nigel J. Harrison
First Community Capital Corporation
14200 Gulf Freeway
Houston, Texas 77034

(Name and address of agent for service)
(281) 996-1000

(Telephone number, including area code, of agent for service)
Copy to:

Charlotte M. Rasche
Bracewell & Patterson, L.L.P.
South Tower Pennzoil Place
711 Louisiana Street,Suite 2900
Houston, Texas 77002-2781
(713) 223-2900

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Common Stock, $0.01 par value	148,000 shares	$10.09	$1,493,320	$138.00

(1)	This Registration Statement also includes an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the First Community Capital Corporation 1996 Stock Option Plan (the “Plan”).

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h).

(3)	The 148,000 shares under the Plan are valued on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the book value of a share of Common Stock at December 31, 2002 of $10.09.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1933, as amended, an additional 148,000 shares of Common Stock, $0.01 par value per share, of First Community Capital Corporation (the “Company”) pursuant to the First Community Capital Corporation 1996 Stock Option Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Company’s previously filed Registration Statement on Form S-8 relating to the Plan (Registration No. 333-66376), including all exhibits thereto, are incorporated herein by reference.

Item 8. Exhibits.

4.1*†	First Community Capital Corporation 1996 Stock Option Plan, as amended May 16, 2002

5.1*	Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1*	Consent of Harper & Pearson Company, P.C.

23.2*	Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included as part of the signature page hereto).

* Filed herewith.
† Management contract or compensatory plan or arrangement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 11th day of February, 2003.

FIRST COMMUNITY CAPITAL CORPORATION (Registrant) By: /s/ Nigel J. Harrison —————————————— Nigel J. Harrison President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Nigel J. Harrison and Barry M. Blocker with full power to each of them to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 11th day of February, 2003.

Signature	Title
/s/ Nigel J. Harrison ———————————————— Nigel J. Harrison	President and Chief Executive Officer (principal executive officer)

/s/ Barry M. Blocker ———————————————— Barry M. Blocker	Senior Vice President and Chief Financial Officer (principal financial officer/principal accounting officer)

/s/ George A. Clarke, Jr ———————————————— George A. Clarke, Jr	Director

/s/ Linn C. Eignus ———————————————— Linn C. Eignus	Director

/s/ Robert A. Ferstl ———————————————— Robert A. Ferstl	Director

/s/ Louis F. Goza ———————————————— Louis F. Goza	Director

/s/ Thomas R. Johnson ———————————————— Thomas R. Johnson	Director

/s/ Kenneth A. Love ———————————————— Kenneth A. Love	Director

/s/ George I. Pinder ———————————————— George I. Pinder	Director

/s/ Richard L. Wagoner ———————————————— Richard L. Wagoner	Director

/s/ Charles L. Whynot ———————————————— Charles L. Whynot	Director

INDEX TO EXHIBITS

4.1*†	First Community Capital Corporation 1996 Stock Option Plan, as amended May 16, 2002.

5.1*	Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1*	Consent of Harper & Pearson Company, P.C.

23.2*	Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included as part of the signature page hereto).

* Filed herewith.
† Management contract or compensatory plan or arrangement.